SECOND SUPPLEMENTAL INDENTURE


      SECOND SUPPLEMENTAL INDENTURE, dated as of October 16, 2000, by and among Delta Financial Corporation, a Delaware corporation (the "Company"), each of Delta Funding Corporation, a New York corporation ("Delta Funding"), DF Special Holdings Corporation, a Delaware corporation ("DF Special Holdings"), Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation (collectively, the "Subsidiary Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under the Indenture referred to below.

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have previously entered into an Indenture dated as of July 23, 1997, as amended, (the "Indenture") relating to the Company's 9 1/2% Senior Notes Due 2004 (the "Notes");

      WHEREAS, Section 9.2 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, with the written consent of the holders of at least a majority in principal amount of the outstanding Notes, amend or supplement the Indenture as provided herein;

      WHEREAS, the holders of a majority in principal amount of the outstanding Notes (the "Consenting Noteholders") have consented to this Second Supplemental Indenture and agreed with the Company to extend the deadline for consummating the Exchange Offer contemplated in the First Supplemental Indenture, dated August 1, 2000 (the "First Supplemental Indenture"), by and among the Company, the Subsidiary Guarantors and the Trustee; and

      WHEREAS, all acts and things prescribed by law and by the Company's and the Subsidiary Guarantors' Certificates of Incorporation and By-laws (each as now in effect) necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company and the Subsidiary Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:

      1.    AMENDMENT OF SECTION 5 OF THE FIRST SUPPLEMENTAL INDENTURE.

      The second sentence of Section 5 of the First Supplemental Indenture is hereby deleted in its entirety and replaced by the following:

      " If (i) the definitive terms of the Exchange Offer (as defined in the Term Sheet) have not been agreed with the Consenting Noteholders on or prior to October 24, 2000 or (ii) if the Company does not consummate the Exchange Offer by exchanging New Notes (as defined in the Term Sheet) for Notes with the Exchanging Holders on or prior to December 8, 2000, an Event of Default shall be deemed to have occurred at such time under the Indenture."

      2. AMENDMENT TO ANNEX A OF THE FIRST SUPPLEMENTAL INDENTURE.

      Annex A of the First Supplemental Indenture is hereby deleted in its entirety and replaced by Annex A attached hereto.

      3. EFFECTIVENESS. This Second Supplemental Indenture shall be effective as of the date hereof.

      4. CONSTRUCTION. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

      5. TRUSTEE ACCEPTANCE. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity, enforceability against the Company, or sufficiently of this Second Supplemental Indenture.

      6. INDENTURE RATIFIED. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      7. HOLDERS BOUND. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      8. SUCCESSORS AND ASSIGNS. This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      9. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

      10. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      [SIGNATURE BLOCK ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Company, the Subsidiary Guarantors and the Trustee have caused this Second Supplemental Indenture to be signed and executed as of the day and year first above written.

                                    DELTA FINANCIAL CORPORATION


                                    By:   /S/ MARC MILLER
                                          --------------------------
                                          Name:  Marc Miller
                                          Title: Senior Vice President


                                    DELTA FUNDING CORPORATION

                                    By:   /S/ MARC MILLER
                                          --------------------------
                                          Name:  Marc Miller
                                          Title: Senior Vice President



                                    DF SPECIAL HOLDINGS CORPORATION


                                    By:   /S/ MARC MILLER
                                          --------------------------
                                          Name:  Marc Miller
                                          Title: Vice President


                                    FIDELITY MORTGAGE, INC.


                                    By:   /S/ MARC MILLER
                                          --------------------------
                                          Name:  Marc Miller
                                          Title: Vice President


                                    DFC FINANCIAL OF CANADA LIMITED


                                    By:   /S/ MARC MILLER
                                          --------------------------
                                          Name:  Marc Miller
                                          Title: Vice President

                                    DFC FUNDING OF CANADA LIMITED


                                    By:   /S/ MARC MILLER
                                          --------------------------
                                          Name:  Marc Miller
                                          Title: Vice President


                                    CONTINENTAL PROPERTY MANAGEMENT CORP.


                                    By:   /S/ MARC MILLER
                                          --------------------------
                                          Name:  Marc Miller
                                          Title: Vice President


                                    THE BANK OF NEW YORK, Indenture Trustee


                                    By:   /S/ JULIE SALOVITCH-MILLER
                                          --------------------------
                                          Name:  Julie Salovitch-Miller
                                          Title: Vice President

                  Delta Financial Corporation and Subsidiaries

                   Term Sheet of Informal Noteholder Committee

               FOR RESTRUCTURING (THE "RESTRUCTURING TERM SHEET")


DEBTORS AND OLD               Delta Financial Corporation ("DELTA HOLDINGS"),
SECURITIES                    and all of its subsidiaries (collectively the
                              "DEBTORS") that are guarantors of the 9 1/2%
                              Senior Notes of Delta Holdings (the "OLD
                              Notes").

OVERVIEW Certain holders of Old Notes, consisting of beneficial owners of a majority in principal amount thereof, shall consent to a supplemental indenture (the FIRST SUPPLEMENTAL INDENTURE, as amended by the Second Supplemental Indenture, and collectively the "Supplemental Indenture") that shall permit the Debtors to pledge, or transfer to a special purpose entity, of interest-only and residual certificates ("RESIDUALS") and Servicing Receivables, or rights therein, to initially obtain approximately $16 million of interim financing (the "INTERIM FINANCING") from a warehouse lender (the "Warehouse Lender"). The negative pledge under the Old Notes Indenture shall continue to apply to $150MM of Residuals until the Exchange Offer occurs, and thereafter the terms of the Exchange Offer shall govern.
                              This $150MM shall be Senior Residuals, except if the Company deposits $7.125 million into escrow, simultaneous with such deposit, such $150 MM requirement shall be modified to $112.5 MM of Senior Residuals and $42.5 MM of other Residuals. Except for this negative pledge, pending consummation of the Exchange Offer, the Debtors will be permitted to do financings currently permitted under the Old Notes Indenture.

                              The capitalization of the Debtors shall be restructured (the "EXCHANGE OFFER") through an exchange offer. Holders of Old Notes tendering into the  exchange  shall  receive  new  notes and
                              warrants. At the time the Exchange Offer is consummated, the new notes indenture shall permit one or more financing transactions utilizing Residuals and Servicing Receivables to raise capital for the company, subject to all the limitations herein. The Exchange Offer shall include covenant-stripping amendments to the Old Notes Indenture.

                              It shall be a default under the Old Notes Indenture if the Consenting Noteholders and the Debtors have not reached definitive agreement on the terms of an exchange offer on or before October 24, 2000.

New Securities                Each holder of Old Notes who tenders into the
                              Exchange Offer shall receive a PRO RATA share
NEW SENIOR SECURED NOTES      of a new issue of up to $150.0 million
                              aggregate principal amount 9 1/2% Senior Secured
                              Notes (the "NEW NOTES") of Delta Holdings.  SEE
                              TERM SHEET FOR NEW NOTES, ATTACHED HERETO AS
                              ANNEX A.

NEW WARRANTS                  Each holder of Old Notes who tenders into the
                              Exchange Offer shall receive a PRO RATA share of a new issue of warrants (the "WARRANTS") of Delta Holdings for 10% of the currently issued and outstanding common stock of Delta
                              Holdings.  SEE TERM SHEET FOR NEW WARRANTS,
                              ATTACHED HERETO AS ANNEX B.

INTERIM FINANCING CONSENT     The Consenting Noteholders shall agree to
                              permit the Interim Financing (the "INTERIM
                              FINANCING  CONSENT").  The Supplemental  Indenture
                              shall  lift  the  negative   pledge  from  certain
                              Residuals and all other applicable covenants to the extent necessary in order to permit the Interim Financing.

COUPON PAYMENT                At the time of the Interim Financing Consent
                              the Debtors shall direct the Warehouse Lender to make payments out of the proceeds of the Interim Financing directly to the indenture trustee for the Old Notes to pay the August 1, 2000 coupon on the Old Notes.

LOCK-UP AGREEMENT

PARTIES TO LOCK-UP            Certain holders of Old Notes will become party
                              to a Lock-up Agreement with the Debtors (such holders being the "CONSENTING NOTEHOLDERS") at the time definitive documentation for the Exchange Offer is consented to by the Consenting Noteholders.

COMMITTEE ADVISORS            During the Lock-up Period, and until the warm
                              back-up servicer is in place, and thereafter
                              (if applicable) following the occurrence of an Event of Default under either of the Old Notes
                              Indenture (if the Exchange Offer is not
                              consummated) or the New Notes Indenture, the Debtors shall pay the fees and expenses of Ropes & Gray (counsel to the Informal
                              Committee) and Houlihan Lokey Howard & Zukin
                              Capital ("HLH&Z") (financial advisor to the Informal Committee). All such fees shall be paid under retainer agreements similar in form to the payment agreement between the Company and Ropes & Gray, with retainer amounts for HLH&Z acceptable to the Informal Committee and HLH&Z in their reasonable discretion.

                              The Debtors shall give the Informal Committee's advisors full reasonable access to all legal, operational and financial materials to allow them to monitor the Debtor's operations and status.

COVENANTS OF DEBTORS          The Debtors shall use their best efforts to
DURING LOCK-UP PERIOD         have the Exchange Offer consummated with not
                              less than the percentage of holders of Old Notes required under the Old Notes Indenture tendering into the exchange, so as to be consummated not later than December 8, 2000. Failure to consummate by December 8, 2000 shall constitute an Event of Default under the Old Notes Indenture, as amended by the First Supplemental Indenture and the Second
                              Supplemental Indenture.

                              Until  consummation  of the  Exchange  Offer,  the
                              Debtors shall not engage in any transaction outside the ordinary course of business, or enter into any agreement to consummate such a transaction.

ONGOING COVENANTS OF          During the Lock-up Period and thereafter, the
DEBTORS                       Debtors shall make all preparations to be able
                              to facilitate  the  effectuation  of a transfer of
                              servicing  and  other  matters  necessary  for the
                              bondholders   to   effectively   realize   on  the
                              collateral being pledged should a default occur in
                              the  future.   These  preparations  shall  include
                              implementing a warm-back-up  servicer by March 15,
                              2001, if the Exchange Offer is consummated,  or as
                              quickly as is practicable if the Exchange Offer is
                              not  consummated,   such  servicer  and  servicing
                              agreement  to  be  satisfactory  to  the  Informal
                              Committee.  The  requirements  for a warm  back-up
                              servicer  shall be  extinguished  upon the Debtors
                              achieving   Liquidity   of  $40MM   but  shall  be
                              reinstated   if  Debtors   Liquidity   goes  below
                              $32.5MM.

REPRESENTATIONS OF            Each Consenting Noteholder shall represent and
CONSENTING NOTEHOLDERS        warrant, in favor of the Debtors and the
                              Indenture Trustee, that it is the beneficial owner of a stated amount of Old Notes.

TERMINATION OF LOCK-UP        The passage of December 8, 2000 without
PERIOD AND OBLIGATIONS        consummation of the Exchange Offer.
OF CONSENTING
NOTEHOLDERS

FORM OF DOCUMENTATION         All documentation (including all documentation
                              contemplated by Annexes A and B hereto) to be satisfactory in form and substance to both the Consenting Noteholders and to the Debtors in their respective sole discretion. The Debtors and their officers and directors shall provide such certificates, representations and warranties as the Consenting Noteholders shall require.

                                                          AS OF AUGUST 1, 2000

                                                                         ANNEX A


                  Restructuring of Delta Financial Corporation
                                and Subsidiaries

                                 TERM SHEET FOR
            9 1/2% SENIOR SECURED NOTES DUE 2004 (THE "NEW NOTES")1

ISSUER Delta Financial Corporation ("DELTA HOLDINGS"), under a trust indenture with an indenture trustee (the "INDENTURE TRUSTEE") mutually acceptable to the Debtors and the Consenting
                              Noteholders.

GUARANTORS                    All   subsidiaries   of  Delta   Holdings,   which
                              currently are  guarantors  of the Old Notes,  plus
                              all     additional     subsidiaries     ("eligible
                              subsidiaries")   which   are   not   contractually
                              prohibited from being a guarantor .

PRINCIPAL AMOUNT              up to $150,000,000

INTEREST 9 1/2% per annum, payable semiannually in arrears on February 1 and August 1 of each year (each an "INTEREST PAYMENT DATE"). Interest shall be deemed to accrue as of the last interest payment date under the Old Notes.

MATURITY                      August 1, 2004.


-------------------------------
 1 Capitalized terms defined in the Restructuring Term Sheet and not otherwise defined herein are used herein with the meanings so defined.




COLLATERAL                    Perfected first priority liens on all
                              contractual rights to be the servicer (and following exercise of such right, in all rights arising by virtue of the servicing rights), in the warm back-up servicing agreement and upon the stock of all eligible subsidiaries of Delta
                              Holdings.

                              Perfected first priority liens on the beneficial interests in one or more (in the discretion of the Consenting Noteholders) Delaware business trusts that holds Residuals received by the Debtors (the "RESIDUALS COLLATERAL TRUSTS"). The Residual Collateral Trusts shall be restricted subsidiaries and wholly owned subsidiaries of Delta Funding Corporation and/or of DF Special Holdings Corporation and each Residuals Collateral Trust shall hold Residuals received by its parent.

                              The Debtors will not be permitted to pledge, sell, lease or securitize other assets following an uncured default or Event of Default.

                              Amounts sufficient to meet the first coupon payment on the New Notes shall be placed into escrow (immediately upon conclusion of the so-called NIMS trade). The Debtors shall use their best efforts to conclude the so-called NIMs trade as soon as practicable subject to market conditions, but in no event later than January 1, 2001.

                              So long as the New Notes are outstanding, the Debtors shall cause all Residuals to be transferred to the Residuals Collateral Trust immediately upon the Debtors' obtaining such Residuals. Provided no Event of Default has occurred and is continuing, the Debtors shall be permitted to substitute other Residuals for the Residuals within the Residuals Collateral Trusts provided the Residuals being deposited were received by the parent of the respective Residuals Collateral Trust and the Residuals Coverage Ratio is satisfied after giving pro forma effect to the substitution.

DESCRIPTION OF                RESIDUALS COVERAGE RATIO  The value of
FINANCIAL COVENANTS           Residuals and cash in the Residuals Collateral
                              Trust shall not be less than $165 million. Such minimum value shall increase on the following schedule:

                                    on and after September 30, 2001     $170MM
                                    on and after September 30, 2002     $175MM
                                    on and after September 30, 2003     $200MM
                                    on and after September 30, 2004     $210MM

                              The aggregate value of Senior Residuals in the Residuals Collateral Trust shall initially be not less than $150 million, or in the event Delta Holdings has deposited $7.125 million into escrow for coupon payments, such amount shall be decreased to $112.5 million simultaneous with such deposit. (The Residuals Collateral Trust shall still be required to maintain the minimum values of $165 million, and increasing after 9/30/01, aggregate value of Residuals and cash, set forth in the first sentence.). The value amount of Senior Residuals in the Residuals Collateral Trust shall be raised to $150MM on the third anniversary of the Issue Date of the New Notes and to $155.0 million after the fourth anniversary of the Issue Date. Residuals which were created through net interest margin securities transactions ("NIMS") shall be deemed to be Senior Residuals when the outstanding principal amount of all other securities issued in the applicable NIMS has decreased to 20% or less of their aggregate original principal amount. For purposes of these covenants, the value of Senior Residuals shall be calculated in accordance with GAAP except using a discount rate of 12%, and the value of all other Residuals shall be calculated in accordance with GAAP except using a discount rate of 18%.

                              MINIMUM CASH ON HAND The Debtors shall not have less than $10,000,000 of cash and cash equivalents on hand at any time (including any money held in escrow), using the same requirements as in the Debtor's warehouse lines of credit (the "Warehouse Lines") ("Liquidity").

DESCRIPTION OF OTHER          IN GENERAL:  As under the Old Notes Indenture
COVENANTS                     (to the extent not inconsistent with this Term
                              Sheet or the negotiations of the parties) plus covenants set forth in the loan documents for the Warehouse Lines.

                              LIMITATIONS ON LIENS OR RIGHTS TO BE SERVICER OR SALE OF STOCK OF SUBSIDIARIES: Prohibited without consent of 51% of the New Notes.

                              RESTRICTIONS ON REDEMPTIONS AND DIVIDENDS. Prohibited for existing equity without consent of 51% of the New Notes. Dividends and redemptions on new equity of Delta Holdings are limited to the aggregate amount of investment by the new equity. Certain additional restrictions on other transfers.

                              TRANSACTIONS WITH AFFILIATES As customary for secured bank loans.

                              REPORTING: Within 90 days following the end of each fiscal year, KPMG (or such other firm of internationally recognized accountants as is then retained by the Company to audit its financial statements) as part of its annual audit will confirm that the methodology and assumptions employed by the Debtor in determining the value of the Residuals.

                              BACK-UP SERVICER: By March 15, 2001, Delta Funding will, at its own cost, enter into a "warm" back-up servicing agreement (the "Servicing Agreement") with a nationally recognized servicer, which will provide for mapping and monthly back-up of information relating to the mortgage loans underlying Residuals created after 1996.

                              EVENTS OF DEFAULT As in the Old Notes Indenture, breach of covenants or conditions under the New Notes Indenture, and cross default to all Warehouse Lines, and to all collateral agreements and related agreements.

                              RELIEF FROM STAY. The Debtors shall consent to relief from the automatic stay in the event of a chapter 11 or chapter 7 filing.

                              COUPON PAYMENT. The Debtors shall certify 30 days prior to the initial due date (without grace) of each coupon payment on the New Notes that funds necessary to pay the coupon payment have been placed in escrow on terms identical to those for the coupon required to be escrowed at the time of the Exchange Offer.

CHANGE OF CONTROL PUT         As in the Old Notes Indenture.

REGISTRATION RIGHTS           The New Notes shall not be registered under
                              the Securities Exchange Act of 1934. The Debtors shall register the New Notes at the request of 51% of the beneficial holders of the New Notes.

AMENDMENTS                    Majority consent required for all non
                              ministerial amendments; PROVIDED, HOWEVER, consent of each holder shall be required for changes to such holder's rights with respect to
                              (i) interest and principal payments and
                              redemption/call/put provisions, (ii) maturity date, (iii) currency of payment, (iv) place of payment and (v) right to bring suit for interest and principal.

OTHER PROVISIONS Customary certification, notice and reporting provisions for collateral monitoring under a senior secured bank facility, including quarterly and audited annual reporting.

                              Other provisions to be consistent with terms of Indenture for the Old Notes or as otherwise agreed by the Debtors and a majority of the Consenting Noteholders.


                                                            AS OF AUGUST 1, 2000

                                                                         ANNEX B

                  Restructuring of Delta Financial Corporation
                                and Subsidiaries

                                 TERM SHEET FOR
                           WARRANTS (THE "WARRANTS")2

ISSUER                        Delta Financial Corporation ("Delta Holdings").

NUMBER Warrants exercisable for common shares equal to 10% of currently issued and outstanding common shares.

EXERCISE PERIOD The Warrants shall expire on the 10th anniversary of their issuance. The Warrants (if not previously exercised) shall expire and be of no further force or effect upon payment of the New Notes in full.

EXERCISE PRICE                At issuance:  $9.10 per share.

                              If equity buy-in of $15MM or more prior to the second anniversary of their issuance, the exercise price is reset to 110% of the per share equity buy-in.

                              After the second anniversary, the exercise price is $0.01 per share.

DIVIDENDS                     The  Issuer  shall  provide  prior  notice  to the
                              holders  of   Warrants  of  any  record  date  for
                              dividends.

-----------------------------
           2 Capitalized terms defined in the Restructuring Term Sheet and not otherwise defined herein are used herein with the meanings so defined.




MAJOR CORPORATE               Upon any sale or disposition of the company, or
TRANSACTIONS                  change of control, Warrant holders shall have
                              the  right  to  exercise  all  Warrants.   Warrant
                              holders shall have tag-along rights with Miller family shares sold in any change of control transaction.

ADJUSTMENTS;                  The number of Warrants shall be adjusted in the
ANTIDILUTION                  event of stock-splits, combinations,
                              reclassifications        and       stock-for-stock
                              distributions. In the event of any merger or other such transaction, the holders of Warrants shall receive as part of such transaction consideration equal in amount and kind to the consideration given to holders of common stock of the Issuer.

                              The Warrants shall also have provisions to prevent dilution by below-market-price issuances of stock or other equity interests.

REGISTRATION RIGHTS           Demand registration rights.

MISCELLANEOUS                 Customary notice rights.

                              Customary rights and remedies, including the right to specific performance.